                                 EXHIBIT (j)


The Board of Directors
General American Capital Company:


We consent to the use of our report on the financial statements of General American Capital Company dated February 11, 2000, incorporated by reference, in the Post-Effective Amendment No. 17 to the Registration Statement (No. 33-10145) of General American Capital Company.



                                                     /s/ KPMG LLP

St. Louis, Missouri
April 25, 2001

                        INDEPENDENT AUDITORS' REPORT


The Shareholders and Board of Directors
General American Capital Company:

We have audited the statement of changes in net assets, of the S&P 500 Index, Money Market, Bond Index, Managed Equity, Asset Allocation, International Index, Mid-Cap Equity and Small-Cap Equity Funds of General American Capital Company for the year ended December 31, 1999, and the financial highlights information as of and for each of the four years ended December 31, 1999. This financial statement and the financial highlights information are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement and financial highlights information based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights information are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement and financial highlights information referred to above present fairly, in all material respects, the changes in net assets of the S&P 500 Index, Money Market, Bond Index, Managed Equity, Asset Allocation, International Index, Mid-Cap Equity and Small-Cap Equity funds of General American Capital Company for the year ended December 31, 1999, and the financial highlights information as of and for each of the four years ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


St. Louis, Missouri
February 11, 2000

The Board of Directors
General American Capital Company:


We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 33-10145/811-04900 of General American Capital Company on Form N-1A of our report dated February 12, 2001 on the respective financial statements of the eight funds comprising General American Capital Company for the year ended December 31, 2000, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Accountants" in such Statement of Additional Information and "Financial Highlights Information" in the Prospectus, which is also part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 25, 2001